                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 ------------

                                   FORM 8-K
                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

                                 ------------

              Date of Report (Date of earliest event reported):
                              DECEMBER 12, 1995


                               L.A. GEAR, INC.
            (Exact name of registrant as specified in its charter)


                                  CALIFORNIA
                (State or other jurisdiction of incorporation)


                                   1-10157
                           (Commission File Number)


                                  95-3375118
                      (IRS Employer Identification No.)


     2850 Ocean Park Boulevard, Santa Monica, California            90405
         (Address of principal executive offices)                (Zip Code)


             Registrant's telephone number, including area code:
                                (310) 452-4327

                                Not applicable
        (Former name or former address, if changed since last report)

                                 ============

                  THIS REPORT INCLUDES A TOTAL OF 46 PAGES.
                     THE EXHIBIT INDEX APPEARS ON PAGE 6

Item 5.        Other Events.

         On December 12, 1995, L.A. Gear, Inc. (the "Company") entered into a share exchange agreement with Trefoil Capital Investors, L.P. ("Trefoil"), the holder of all shares of the Company's Series A redeemable cumulative convertible preferred stock, $100 stated value per share ("Series A Preferred Stock"), to exchange (the "Exchange") all 1,000,000 shares of Series A Preferred Stock and all accrued and unpaid dividends thereon for up to 1,108,311 shares of a new series of perpetual cumulative convertible preferred stock to be issued by the Company, entitled Series B Cumulative Convertible Preferred Stock, $100 stated value per share ("Series B Preferred Stock"). The description of the share exchange agreement and the exhibits thereto (including the Certificate of Determination of Series B Convertible Preferred
Stock) (collectively, the "Share Exchange Agreement") contained herein is qualified in its entirety by reference to the full text of the Share Exchange Agreement filed as exhibit 10.1 hereto and which is incorporated herein by reference.

         Currently, accrued and unpaid dividends in respect of the Series A Preferred Stock remain due in an amount equal to four quarterly periods. The Company also faces a mandatory redemption obligation in respect of the Series A Preferred Stock commencing on August 31, 1996, upon which date the Company is required to redeem 350,000 shares of the Series A Preferred Stock for $35,000,000 and satisfy any accrued and unpaid dividends.

         Upon consummation of the Exchange, the Company will no longer have any dividend obligations in respect of the Series A Preferred Stock, and with respect to the Series B Preferred Stock, the Company is entitled to, at its option, pay dividends for quarterly periods ending on or before November 30, 1996 in additional shares of Series B Preferred Stock or in cash. In addition, the mandatory redemption feature of the Series A Preferred Stock will be eliminated and the holders of the Series B Preferred Stock will not be entitled to mandatory redemption of their shares. The Series B Preferred Stock will have a lower conversion price of $6.75 per share of Common Stock as compared to $10.00 per share of Common Stock for the Series A Preferred Stock.

         With regard to voting rights, the Series A Preferred Stock is entitled, voting as a separate class, to elect three directors (out of ten) to the Board of Directors of the Company, and, as a result of the Company's decision not to pay dividends in respect of the Series A Preferred Stock in an amount equal to at least three full quarterly dividends, the Series A Preferred Stock currently has the right to elect an additional four directors (out of an expanded Board of fourteen). The holders of the Series A have not yet exercised this right, and pursuant to the terms of the Share Exchange Agreement have agreed not to exercise it until the termination of the Share Exchange Agreement. The Series
B Preferred Stock will vote with the Company's common stock (the "Common
Stock") as a single class on all matters submitted to a vote of the holders of the Common Stock (including the election of directors), except that the Series
B Preferred Stock will have the right to vote as a separate class with respect to, among other things, the authorization or issuance of any additional shares of Series B Preferred Stock or the creation of any class or series of the Company's capital stock which would rank senior to or on a parity with the Series B Preferred Stock, and any other action that would adversely affect the rights, preferences and privileges of the Series B Preferred Stock. The Series A Preferred Stock has, and the Series B Preferred Stock would have voting power equal to the number of shares of

Common Stock into which the preferred stock is then convertible. As a result of the decrease in the conversion price and the Exchange, the percentage of voting power of the Common Stock represented by Trefoil as the holder of the Series B Preferred Stock, on an as converted basis ((i) including 1,000,000 shares of Common Stock currently held by Trefoil and assuming Trefoil does not sell its shares of Common Stock, or purchase additional shares, (ii) giving effect to the exchange of all dividends accrued on the Series A Preferred Stock to the closing date of the Exchange for shares of Series B Preferred Stock and
(iii) assuming that all dividends in respect of the Series B Preferred Stock until November 1996 are paid in additional shares of stock) will be approximately 45.3%, as compared with approximately 33.4% currently.

          The dividend rate of 7.5% per annum with respect to the Series B Preferred Stock remains unchanged from that of the Series A Preferred Stock.

        The completion of the Exchange is conditioned upon, among other things, approval of the Exchange by the shareholders and the listing of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock with the New York Stock Exchange. The Exchange has been approved by a Special Committee of the Company's Board of Directors, has been approved by the Board of Directors at a meeting held on December 12, 1995, and is expected to be presented for shareholder approval in late February of 1996. Approval by the shareholders requires the affirmative vote of a majority of the issued and outstanding shares of the Company's Common Stock present and voting at a meeting at which a quorum is present; provided, however, that the shares owned by Trefoil or any interested director of the company, as the term is used in or construed under Section 310 of the California General Corporation Law, will not be counted for purposes of quorum or as part of the shares represented and voting.

        Pursuant to the terms of the Share Exchange Agreement, Trefoil has the right to terminate the Share Exchange Agreement up to the mailing date of the proxy statement for the special meeting of shareholders if Trefoil receives an offer to acquire or has entered into an agreement or agreements to sell, or sold, not less than a majority of the outstanding shares of Series A Preferred Stock. If Trefoil terminates the Share Exchange Agreement pursuant to this right, it has agreed to extend each of the mandatory redemption dates for the Series A Preferred Stock for an additional sixteen months from the date of redemption so specified.

Item 7.   Financial Statements and Exhibits.

          (a)   Financial Statements of Business Acquired.  Not applicable.

          (b)   Pro Forma Financial Information.  Not applicable.

          (c)   Exhibits.

                10.1 Share Exchange Agreement dated December 12, 1995 by and between L.A. Gear, Inc. and Trefoil Capital Investors, L.P., and exhibits thereto.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 L.A. GEAR, INC.



Dated: December 13, 1995                         By: /s/ William L. Benford
                                                    ---------------------------
                                                         William L. Benford,
                                                         President and Chief
                                                         Operating Officer

                                                 EXHIBIT INDEX

                 Exhibit                                                        Page
                   No.          Document                                         No.
                 -------        --------                                        ----
                 10.1           Share Exchange Agreement dated                   7
                                December 12, 1995 by and between
                                L.A. Gear, Inc. and Trefoil Capital
                                Investors, L.P., and exhibits thereto.